SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 15, 2004

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of principal executive office)		49464 (Zip Code)

(616) 654-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.         Other Events

Exhibits.

99.1    Press release dated January 15, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 15, 2004	HERMAN MILLER, INC.
(Registrant)

By:	/s/ Elizabeth A. Nickels Elizabeth A. Nickels
Its:	Chief Financial Officer

EXHIBIT 99.1

Release	Immediate
Date	January 15, 2004
Contact	Joe Nowicki (616) 654 5222 or joe_nowicki@hermanmiller.com
Beth Nickels (616) 654 8050 or beth_nickels@hermanmiller.com
Media:    Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Bruce Buursma (616) 654 5770 or bruce_buursma@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc., Cites Confidence in Future; Raises Share Repurchase Authorization, Contributes to Its Pension Plan, and Approves Quarterly Dividend

ZEELAND, MI – Herman Miller, Inc. (NASDAQ: MLHR), announced today its Board of Directors approved a share repurchase authorization of $100 million, which is in addition to the $41 million still remaining on a previous authorization. The Board also approved a contribution of approximately $26 million to the Company’s employee retirement plan before March 2004, and approved its regular quarterly cash dividend of $0.03625 per share payable April 15, 2004, to shareholders of record as of February 27, 2004.

Beth Nickels, Chief Financial Officer, stated, “We reviewed our capital structure, including our cash balance of over $200 million, with the goal of ensuring financial flexibility while reducing our cost of capital. Our specific objectives included the funding of current and future strategic investments, enhancing our return to shareholders, and reducing our pension liability. Recognizing the adjustments we have made to our business model, we concluded it was not necessary to retain the significant cash reserves that we have been accumulating over the past couple of years. We continue to believe that share repurchases are an extremely efficient method of both returning cash to shareholders and reducing our long-term cost of capital. Our actions reflect our confidence in improving earnings and strong cash flow, and in Herman Miller’s bright future.”

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend, or clarify forward-looking statements.

Herman Miller helps create great places to work by researching, designing, manufacturing, and distributing innovative interior furnishings that support companies, organizations, and individuals all over the world. The company’s award-winning products, complemented by furniture management and strategic consulting services, generated $1.34 billion in revenue during fiscal 2003. Herman Miller is widely recognized for its innovative products and business practices, including the use of industry-leading, customer-focused technology. In 2003, Herman Miller was named recipient of the prestigious National Design Award for product design from the Smithsonian Institution’s Cooper-Hewitt, National Design Museum. The company was again included in Business Ethics magazine’s “100 Best Corporate Citizens,” and also ranked among the top 50 “most innovative corporate users of information technology” by Information Week magazine. The company trades on the NASDAQ stock market under the symbol MLHR. For additional information about the company, visit www.hermanmiller.com.

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